Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated March 31, 2022, (June 3, 2022, as to the effects of the retrospective adjustment described in Note 1) relating to the financial statements of Starry Group Holdings, Inc for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
August 24, 2022